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                                  EXHIBIT 10.27                       MR. DEVLIN



                           SPLIT DOLLAR AGREEMENT - II

                  This Agreement, made on June 1, 1998, by and between Chemed Corporation ("the Corporation"), a Delaware corporation with offices at 2600 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202, and Megan P. Devlin ("the Trustee"), as Trustee of the James H. Devlin Irrevocable Trust Agreement of March 31, 1997 ("the Trust").

                  1.  PREMISES

                              1.1 This Agreement replaces that Split Dollar Agreement of June 1, 1995 between Veratex Corporation and James H. Devlin. James H. Devlin is an employee of the Corporation and has created the Trust. The Trustee wishes to insure the life of Mr. Devlin for the benefit and protection of Mr. Devlin's family. The Corporation will help the Trustee provide this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Trustee will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.


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                  2.  APPLICATION FOR INSURANCE

                              2.1 The Trustee has applied to Phoenix Home Life Mutual Insurance Company for an Executive Equity Life Insurance Plan on the life of Mr. Devlin for $1,489,390 and for an additional Executive Equity Life Insurance Plan on his life for $131,560 (collectively "Policy").

                  3.  POLICY OWNERSHIP

                              3.1 The Trustee shall own the Policy and may exercise all rights of ownership with respect to it, subject only to the security interest of the Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.

                  4.  PAYMENT OF PREMIUMS

                              4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company an amount equal to the greater of 80 percent of the annual premium or the annual premium less the cost (calculated by application of Internal Revenue Service Table PS-58) of the portion of the insurance which the beneficiary or beneficiaries named by Mr. Devlin or their

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                              transferee would be entitled to receive if Mr.
                              Devlin died during the policy year for which the annual premium is paid.

                              4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company, on behalf of the Trustee, the remainder of the annual premium. This payment will constitute compensation to Mr. Devlin in the form of a bonus and will be considered paid by the Trustee for purposes of the Assignment (as defined in Article 5).

                              4.3 These premium advances by the Corporation shall apply specifically to annual premiums due under the Policy up to Mr. Devlin's age of 65. However, additional premium advances may be made by mutual agreement of the parties.

                  5.  ASSIGNMENT OF POLICY

                              5.1 The Trustee shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the parties on the date of this Split Dollar

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                              Agreement, and thus made a part of such Policy and
                              this Agreement.

                  6.  USE OF DIVIDENDS

                              6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be used to purchase Option Term with the balance used to purchase paid-up insurance.

                              6.2 The dividend option which is specified in paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such change is done in accordance with the provisions of Part D "Joint Rights" section of the Assignment.

                  7.  SURRENDER OF POLICY

                              7.1 The Trustee shall have the sole and
                              exclusive right to surrender the Policy.

                              7.2 If the Policy is surrendered, the Trustee shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value Rights", as defined within the provisions of Part A "Definitions" section of the Assignment.

                              7.3 If there is a delay in the surrender of the


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                              Policy by either party to this Agreement, and if
                              such delay results in diminished policy values being available to either party, neither party to this Agreement shall hold the insurance company liable for such diminution in Policy values.

                  8.  DEATH CLAIMS

                              8.1 Upon the death of Mr. Devlin the Corporation shall have an interest in the proceeds of the Policy equal to the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid directly by the insurance company to the beneficiary or beneficiaries designated in the Policy.

                  9.  TERMINATION OF AGREEMENT

                              9.1 This Agreement shall terminate upon surrender of the Policy by the Trustee or upon thirty (30) days' written notice of termination given by either party to the other by registered mail at the party's last known address.

                              9.2 Prior to termination of this Agreement, the Trustee shall direct the insurance company in



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                              writing to draw a check payable to the Corporation
                              for an amount equal to the "Assignee's Cash Value Interest", as defined within the provisions of Part A "Definitions" section of the Assignment. Upon receipt of this amount, the Corporation shall release the security interest of the Corporation expressed in this Agreement and the Assignment.

                  10.  SPECIAL PROVISIONS

                              The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                                    10.01  -  The named fiduciary: The Secretary
                                              of the Company

                                    10.02  -  The funding policy under this Plan
                                              is that all premiums on the Policy
                                              be remitted to the Insurer when
                                              due.

                                    10.03  -  Direct payment by the Insurer is
                                              the basis of payment of benefits
                                              under this Plan, with those
                                              benefits in turn being based on
                                              the payment of premiums as
                                              provided in the Plan.


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                                    10.04  -  For claims procedure purposes, the
                                              "Claims Manager" shall be the
                                              Secretary of the Company.

                                              (a)   If for any reason a claim
                                                    for benefits under this Plan
                                                    is denied by the Company,
                                                    the Claims Manager shall
                                                    deliver to the claimant a
                                                    written explanation setting
                                                    forth the specific reasons
                                                    for the denial, pertinent
                                                    references to the Plan
                                                    section on which the denial
                                                    is based, such other data as
                                                    may be pertinent and
                                                    information on the
                                                    procedures to be followed by
                                                    the claimant in obtaining a
                                                    review of his claim, all
                                                    written in a manner
                                                    calculated to be understood
                                                    by the claimant. For this
                                                    purpose:

                                                    (1)     The claimant's claim
                                                            shall be deemed
                                                            filed when presented
                                                            orally or

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                                                            in writing to the
                                                            Claims Manager.

                                                    (2)     The Claims Manager's
                                                            explanation shall be
                                                            in writing delivered
                                                            to the claimant
                                                            within 90 days of
                                                            the date the claim
                                                            is filed.

                                              (b)   The claimant shall have 60
                                                    days following his/her
                                                    receipt of the denial of the
                                                    claim to file with the
                                                    Claims Manager a written
                                                    request for review of the
                                                    denial. For such review, the
                                                    claimant or his/her
                                                    representative may submit
                                                    pertinent documents and
                                                    written issues and comments.

                                              (c)   The Claims Manager shall
                                                    decide the issue on review
                                                    and furnish the claimant
                                                    with a copy within 60 days
                                                    of receipt of the claimant's
                                                    request for review of
                                                    his/her claim. The


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                                                    decision on review shall be
                                                    in writing and shall include
                                                    specific reasons for the
                                                    decision written in a manner
                                                    calculated to be understood
                                                    by the claimant, as well as
                                                    specific references to the
                                                    pertinent Plan provisions on
                                                    which the decision is based.
                                                    If a copy of the decision is
                                                    not so furnished to the
                                                    claimant within such 60
                                                    days, the claims shall be
                                                    deemed denied on review.

                11.  AMENDMENT AND BINDING EFFECT

                              11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.

                12.  GOVERNING LAW

                              12.1 This Agreement shall be subject to and shall be construed under the laws of the State


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                              of Ohio.

                Executed by the parties at Cincinnati, Ohio, as of ____________, 1998.

                                   CHEMED CORPORATION

                                   By:  /s/ Naomi C. Dallob
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Witness                                Signature, Corporate Title


                                   By:  /s/ Megan P. Devlin
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Witness                            Trustee




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